                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                        CONNECTICUT WATER SERVICE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [CONNECTICUT WATER LOGO]

                        Connecticut Water Service, Inc.
                              93 West Main Street
                           Clinton, Connecticut 06413

                                                                  March 17, 2000

Dear Shareholder:

     You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on April 28, 2000, in the auditorium of the Mashantucket Pequot Museum & Research Center, 110 Pequot Trail, Mashantucket, Connecticut, beginning at 2:00 PM. If you plan to attend, please call 1-800-428-3985, Extension 305, and leave your name, address and telephone number. Directions for the meeting are printed on the back of the proxy statement. Your Board of Directors and executive officers look forward to personally meeting you.

     At the meeting, you will be asked to elect three directors and to appoint independent auditors for the calendar year ending December 31, 2000.

     In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement which you are urged to carefully read.

     It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please vote by mail, telephone or internet. It is also very helpful to us if you would call and let us know if you plan to attend. We need to reserve a ticket so that after the meeting you will be able to tour the museum free as our guest.

     Your interest and participation in the affairs of the Company are appreciated.

                                         Sincerely,

                                         CONNECTICUT WATER SERVICE, INC.

                                         /s/ Marshall T. Chiaraluce
                                         Marshall T. Chiaraluce
                                         Chairman, President and CEO

CNSCM-PS-00

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Notice of Meeting...........................................
General Information.........................................    1
Voting of Shares............................................    1
PROPOSAL (1) -- ELECTION OF DIRECTORS.......................    2
Committees..................................................    6
Director Compensation.......................................    7
Certain Relationships and Related Transactions..............    8
Section 16(a) Beneficial Ownership Reporting Compliance.....    8
Management Compensation.....................................    9
Retirement Plans............................................   11
Employment Contracts, Change in Control, and Termination
  Arrangements..............................................   12
Compensation Committee Report...............................   14
Performance Comparison Graph................................   18
Security Ownership of Certain Beneficial Owners and
  Management................................................   19
PROPOSAL (2) -- APPOINTMENT OF AUDITORS.....................   20
OTHER MATTERS...............................................   20
Shareholder Proposals and Nominations for Directors for the
  2001 Annual Meeting.......................................   20
Map and Directions to Annual Meeting........................   22

                        CONNECTICUT WATER SERVICE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            AUDITORIUM, MASHANTUCKET PEQUOT MUSEUM & RESEARCH CENTER

                  110 PEQUOT TRAIL, MASHANTUCKET, CONNECTICUT

Notice is hereby given that the Annual Meeting of Shareholders of Connecticut Water Service, Inc. (the "Company") will be held on April 28, 2000, 2:00 PM, in the auditorium of the Mashantucket Pequot Museum & Research Center, 110 Pequot Trail, Mashantucket, Connecticut, for the following purposes:

1.   To elect three directors;

2. To appoint Arthur Andersen LLP, independent public accountants, as independent auditors for the Company for the calendar year ending December 31, 2000; and

3.   To transact such other business as may properly come before the meeting.

Only holders of the Company's Common Stock and its Cumulative Preferred Stock -- Series A of record at the close of business on March 1, 2000 are entitled to notice of and to vote at this meeting.

Shareholders are urged to attend the meeting in person.

By order of the Board of Directors,

/s/ Michelle G. DiAcri

Michele G. DiAcri, Secretary

March 17, 2000

                        CONNECTICUT WATER SERVICE, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2000

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in the auditorium of the Mashantucket Museum & Research Center, 110 Pequot Trail, Mashantucket, Connecticut, on April 28, 2000, at 2:00 PM.

VOTING OF SHARES

Only holders of the Company's Common Stock and its Cumulative Preferred Stock -- Series A of record at the close of business on March 1, 2000 are entitled to notice of and to vote at the meeting. On March 1, 2000, the Company had outstanding 4,828,075 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock -- Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock -- Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value have no general voting rights.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE USE ONE OF THREE VOTING
OPTIONS:

     - MAIL -- You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominees and mail it in the envelope provided.

     - TELEPHONE -- If you live in the U.S. or Canada, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

     - INTERNET -- If you have internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or computer or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for beneficially held shares by submitting new voting instructions to your broker or nominee.

Proxy solicitation costs will be paid by the Company. In addition to this solicitation by mail being made initially on or about March 17, 2000, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $9,000, including expenses, which will be paid by the Company.

PROPOSAL (1) -- ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for a Board of no less than nine or more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings. As a result, only one class of directors is to be elected at each annual meeting.

The Board of Directors selected the three nominees listed below for election. Two Class III nominees, Ms. Thibdaue and Mr. Engle, are new to the Company. The remaining Class III nominee, Mr. Wilbur, a board member since 1993, was redesignated from his previous Class II designation to make the three classes of directors as nearly equal in number as practicable. Of the remaining directors, the Class I terms of Messrs. Chiaraluce, Neal and Reeds and Ms. Hincks expire in 2001 and the Class II terms of Messrs. Bigler and Lengyel and Ms. Hanley expire in 2002. Messrs. Baker, Luginbuhl and Moger reached the Board's age limit and are not standing for reelection. Mr. Packard, who is presently a director, will be retiring as of the date of the Annual Meeting. The Board of Directors has determined to fix the number of directorships for the ensuing year at eleven, leaving a vacancy resulting from this retirement. No nominee has been proposed for election to fill this vacancy. The Board of Directors is in the process of seeking a qualified individual to fill such vacancy, but anticipates that it will not elect a candidate to fill such vacancy before the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

UNLESS OTHERWISE DIRECTED, IT IS INTENDED THAT THE ENCLOSED PROXY WILL BE VOTED
FOR THE ELECTION OF MS. THIBDAUE AND MESSRS. ENGLE AND WILBUR.   If any nominee
is unable or declines to serve, the persons named in the proxy may vote for some other person(s). Under Connecticut law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting but are not considered as voted in the election of directors. Broker non-votes and abstentions are, therefore, not counted as votes cast and have no effect.

CLASS I -- DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001.

----------------------------------------------------------------------------------------------

                                      Marshall T. Chiaraluce, age 57, has been a
      [PHOTO OF MARSHALL T.           director since 1992. He is Chairman of the Board
           CHIARALUCE]                of Directors, President and Chief Executive
                                      Officer of the Company.
----------------------------------------------------------------------------------------------

                                      Marcia L. Hincks, age 64, presently serves on the
                                      Audit (Chairman), Compensation and Strategic
   [PHOTO OF MARCIA L. HINCKS]        Planning Committees and has been a director since
                                      1983. She retired as Vice President and Senior
                                      Counsel of Aetna Life & Casualty in December 1993.
----------------------------------------------------------------------------------------------

                                      Robert F. Neal, age 65, presently serves on the
                                      Compensation (Chairman), Pension Trust and
    [PHOTO OF ROBERT F. NEAL]         Strategic Planning Committees and has been a
                                      director since 1990. He retired as Senior Vice
                                      President-Network Services of Southern New England
                                      Telecommunications Corporation in June 1994.
----------------------------------------------------------------------------------------------
                                      Arthur C. Reeds, age 56, presently serves on the
                                      Corporate Governance and Pension Trust Committees
                                      and he has been a director since 1999. He is CEO
    [PHOTO OF ARTHUR C. REEDS]        and Director of Conning Corporation, an investment
                                      banking firm, and Director of U.S. Alliance Funds
                                      and U.S. Alliance VIP Funds. He was the Chief
                                      Investment Officer at Cigna Corporation until his
                                      retirement from Cigna in November 1997.
----------------------------------------------------------------------------------------------

CLASS II -- DIRECTORS WHOSE TERMS CONTINUE UNTIL IN 2002.

----------------------------------------------------------------------------------------------

                                      Harold E. Bigler, age 68, presently serves on the
                                      Compensation, Finance and Strategic Planning
   [PHOTO OF HAROLD E. BIGLER]        Committees and has been a director since 1983. He
                                      retired as Chairman of Bigler Investment
                                      Management Company, Inc. in April 1999.
----------------------------------------------------------------------------------------------
                                      Mary Ann Hanley, age 42, presently serves on
                                      Corporate Governance and Strategic Planning
                                      Committees and has been a director since 1999. She
                                      is Assistant to the President of St. Francis
    [PHOTO OF MARY ANN HANLEY]        Hospital & Medical Center and Director of The
                                      Valencia Society, the endowment fund for the
                                      hospital. From January 1995 to February 1998, she
                                      was legal counsel to the Governor's Office, State
                                      of Connecticut.
----------------------------------------------------------------------------------------------

                                      Ronald D. Lengyel, age 61, presently serves on the
                                      Audit and Corporate Governance Committees and has
   [PHOTO OF RONALD D. LENGYEL]       been a director since 1999. He is Treasurer and
                                      Chairman of the Board of Naugatuck Valley Savings
                                      & Loan Association.
----------------------------------------------------------------------------------------------

CLASS III -- NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2003.

----------------------------------------------------------------------------------------------

                                      Roger Engle, age 62, is a nominee for the Board of
                                      Directors. He retired as President of Crystal
      [PHOTO OF ROGER ENGLE]          Water Utilities Corporation/The Crystal Water
                                      Company of Danielson in January 2000. He also is a
                                      Director of the Savings Institute of Willimantic,
                                      Connecticut, a mutual savings bank.
----------------------------------------------------------------------------------------------

                                      Lisa Thibdaue, age 47, is a nominee for the Board
                                      of Directors. She has been the Vice President,
                                      Rates, Regulatory Affairs and Compliance at
     [PHOTO OF LISA THIBDAUE]         Northeast Utilities since 1998. From 1996 to 1997,
                                      she was Executive Director, Rates and Regulatory
                                      Affairs at Consumers Energy, a natural gas and
                                      electric utility located in Michigan.
----------------------------------------------------------------------------------------------

                                      Donald B. Wilbur, age 58, presently serves on the
                                      Compensation, Corporate Governance and Strategic
                                      Planning Committees and has been a director since
   [PHOTO OF DONALD B. WILBUR]        1993. He is Plant Manager of Unilever Home and
                                      Personal Care, a personal products manufacturer,
                                      and is a Director of Middlesex Hospital and a
                                      Director of Liberty Bank.
----------------------------------------------------------------------------------------------

     With the exception of Ms. Hanley, who was formerly legal counsel to the Governor's Office, State of Connecticut, from January 1995 to February 1998, and Mr. Reeds, who retired from Cigna Corporation in November 1997, each of the nominees and directors listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor.

COMMITTEES

     The Company's Board of Directors met five times during 1999. In addition, the Company has a number of committees, including an Audit Committee, a Finance Committee, a Pension Trust Committee, a Compensation Committee, a Corporate Governance Committee, and a Strategic Planning Committee, which met periodically during the year. In 1999, all directors attended more than 80% of the aggregate number of meetings of the Board and Committees on which they served while they were directors.

     The Audit Committee, composed of Ms. Hincks (Chairman) and Messrs. Lengyel, Luginbuhl, Moger, and Packard, reviews the activities, procedures and recommendations of the independent auditors of the Company and The Connecticut Water Company, and recommends annually the appointment of independent auditors for the year. The Committee met twice during 1999.

     The Finance Committee, composed of Messrs. Baker, Bigler, Moger, and Reeds, makes recommendations to and advises the Board of Directors on financial policy and issuance of securities. The Committee did not meet in 1999.

     The Pension Trust Committee, composed of Messrs. Baker, Moger, Neal, Packard, and Reeds, reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Fund, the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, and selects the investment managers. The Committee met six times during 1999.

     The Compensation Committee, composed of Ms. Hincks and Messrs. Baker, Bigler, Neal (Chairman) and Wilbur, makes recommendations to and advises the Board of Directors on officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans and administers the Performance Stock Program. The Committee met four times during 1999.

     The Corporate Governance Committee, composed of Ms. Hanley and Messrs. Baker, Lengyel, Reeds, and Wilbur (Chairman), recommends director nominees to the Board of Directors, reviews the overall effectiveness of the Board, and recommends to the Board chief executive succession. The Committee met twice during 1999.

     The Strategic Planning Committee, composed of Mesdames Hanley and Hincks and Messrs. Bigler, Luginbuhl, Moger, Neal, Packard, and Wilbur, oversees the preparation and implementation of the Company's Strategic Plan. The Committee met once during 1999.

     Pursuant to the Company's Bylaws, nominations for directors may be made by any shareholder entitled to vote for the election of directors at the meeting who complies with the following procedures. A nomination by a shareholder shall be made only if a shareholder has given proper and timely notice in writing to the Secretary of the Company of a shareholder's intent to make such nomination. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the General Offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders. Each notice must set forth: (a) the name and address of the person or persons to be nominated; (b) the name and address, as they appear on the Company's books, of the shareholder making such nomination;
(c) the class and number of shares of the Company which are beneficially owned by the shareholder; (d) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Company if so elected. Any notice of nominations for consideration at the 2001 Annual Meeting must be received by the Company's Secretary by the close of business on December 28, 2000. The presiding officer at the meeting shall determine if the facts warrant a determination that such nomination was not made in accordance with the provisions of the Company's Bylaws, and if the officer should so determine, he shall so declare to the meeting and any nominations not properly made shall be disregarded.

DIRECTOR COMPENSATION

     Since the Boards of Directors of the Company and The Connecticut Water Company are identical, regular meetings of each are generally held on the same day. Following is the current listing of fees paid to Board members.

                       Fee for each regular   Fee for each special
                       meeting of the Board   meeting of the Board   Annual retainer        Annual
                         and each regular       and each special        for each         retainer for
       Company          committee meeting      committee meeting      Board Member*    committee chairs*
  Connecticut Water
  Service, Inc.                $250                   $300                  None              None
--------------------------------------------------------------------------------------------------------
  The Connecticut
  Water Company                $450                   $500                $6,000            $2,000

* Note: In 1999 the annual retainer was increased to $6,000 from $4,000 and the annual retainer for committee chairs became effective.

     Mr. Chiaraluce, Chairman, President and Chief Executive Officer, receives the same retainer and meeting fees as other directors; he does not receive a fee for committee meetings. These amounts are included in the Summary Compensation Table on Page 9. Directors who are not officers are not entitled to retirement benefits from the Company.

     Pursuant to a Directors Deferred Compensation Plan, the directors of the Company and The Connecticut Water Company may elect to defer receipt of all or a specified portion of the compensation payable to them for services as directors until after retiring as directors. Any amounts so deferred are credited to accounts maintained for each participating director, and interest at an annual rate of 10.74% is currently credited monthly to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating director, in a lump sum or in annual installments over a period of years specified by the director, such distribution to commence in the year following the year in which the individual ceases to be a director. In 1999, four directors elected to participate in the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

     Mr. Engle retired as President of Crystal Water Utilities Corporation/The Crystal Water Company of Danielson on December 31, 1999, having served in that position since 1978. As part of the arrangements relating to the Company's acquisition of Crystal Water Utilities Corporation/The Crystal Water Company of Danielson on September 30, 1999, Connecticut Water Service entered into an employment/consulting agreement with Mr. Engle which covered his employment for the three-month period prior to his retirement and which provides that, beginning January 1, 2000, Mr. Engle will receive a $16,000 annual consulting fee from The Crystal Water Company of Danielson. This consulting agreement will terminate on the earlier of December 31, 2009 or Mr. Engle's death or resignation. Upon completion of the consulting agreement, Mr. Engle will receive a $16,000 annual supplemental retirement benefit until his death.

     During 1999, the law firm of Day, Berry & Howard LLP, of which Michael F. Halloran, Assistant Secretary of the Company and The Connecticut Water Company, is a partner, performed certain legal services for the company and The Connecticut Water Company. The Company believes that the charges made by said firm for legal services were not more than others would have charged for similar services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company's equity securities are required to file reports of their transactions in the Company's equity securities with the Securities and Exchange Commission on specified due dates. In 1999, reports of transactions by all directors, officers and such beneficial holders were timely filed, except (i) a late-filed Form 4 for Francis E. Baker, Jr., reporting the purchase of 100 shares of Connecticut Water Service, Inc. and
(ii) a late-filed Form 4 for reporting awards of stock options for Peter J. Bancroft, David C. Benoit, Marshall T. Chiaraluce, James R. McQueen, Terrance P. O'Neill, and Maureen Westbrook. In making this statement, the Company has relied on the written representations of its directors, officers and ten percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.

MANAGEMENT COMPENSATION

     The following tabulation sets forth the total compensation paid by the Company and The Connecticut Water Company during 1999, 1998 and 1997 to each of the executive officers, including the Chief Executive Officer of the Company, receiving more than $100,000 aggregate compensation in 1999. The Company has no employees. All officers are employees of The Connecticut Water Company and all of their compensation is paid by The Connecticut Water Company.

                           SUMMARY COMPENSATION TABLE

                                                             Long Term Compensation Awards
                                                                                Securities
        Name and                            Annual        Restricted Stock      Underlying          All Other
   Principal Position        Year      Compensation($)      Awards($)(1)     Stock Options(2)   Compensation($)(3)
  Marshall T. Chiaraluce     1999          253,500(2)          66,164             35,223              4,910
  Chairman, President        1998          238,000(2)          56,161                 --              3,457
  and Chief Executive        1997          222,722(2)          52,320                 --              3,284
  Officer
------------------------------------------------------------------------------------------------------------------
  David C. Benoit,           1999          141,000             26,626             17,970              2,820
  Vice President,            1998          130,500             19,621                 --              1,958
  Finance and Chief          1997          118,000             17,888                 --                895
  Financial Officer
------------------------------------------------------------------------------------------------------------------
  James R. McQueen,          1999          139,000             26,626             17,040              2,780
  Vice President,            1998          126,500             22,145                 --              1,897
  Engineering and            1997          114,000             14,272                 --              1,679
  Planning
------------------------------------------------------------------------------------------------------------------
  Terrance P. O'Neill,       1999          139,000             26,626             17,040              2,780
  Vice President of          1998          124,500             19,106                 --              1,868
  Operations                 1997          110,000             14,784                 --              1,565
------------------------------------------------------------------------------------------------------------------
  Maureen P. Westbrook       1999          123,500             26,626             17,040              2,197
  Vice President,            1998           99,500             16,840                 --              1,492
  Administration and         1997           78,907                 --                 --                882
  Government Affairs

(1) The values shown on the table above are based on shares actually earned in the given year, valued at the closing market price of the Company's common stock on the date vested: 1999 vested 2/17/00; 1998 vested 3/1/99; and 1997 vested 2/13/98. The value of the full number of shares of restricted stock initially allocated to Messrs. Chiaraluce, Benoit, McQueen and O'Neill and Ms. Westbrook was $104,500, $42,129, $42,129, $42,129 and $42,129
    respectively in 1999; $56,092, $20,352, $20,352, $20,352 and $15,835
    respectively in 1998; and $54,196, $19,664, $15,299, $15,299 and 0
    respectively in 1997. Pursuant to the Company's Amended and Restated Performance Stock Program, Messrs. Chiaraluce, Benoit, and McQueen elected to defer 100% 50%, and 70% respectively of their 1999, 1998, and 1997 awards. At December 31, 1999, and prior to partial vesting (due to meeting some but not all performance goals) on February 17, 2000, Mr. Chiaraluce held 3,870 shares of restricted stock with an aggregate value of $123,840; and Messrs. Benoit, McQueen and O'Neill and Ms. Westbrook each held 1,560 shares of restricted stock with an aggregate value of $49,920, respectively. Dividends are paid on restricted stock.

(2) This amount includes Mr. Chiaraluce's fees as a director of the Company.

(3) "All Other Compensation" consists of employer matching contributions under the The Connecticut Water Company 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows certain information regarding stock options granted under the Company's Performance Stock Program to the individuals names in the Summary Compensation Table during the year ended December 31, 1999.

                         Number of    % of Total                               Potential Realizable Value
                         Securities    Options                                     at Assumed Annual
                         Underlying   Granted to                                  Rates of Stock Price
                          Options     Employees    Exercise                         Appreciation for
                          Granted     in Fiscal      Price     Expiration        10-Year Option Term(2)
                           (#)(1)        Year      ($/share)      Date           5%($)           10%($)
  Marshall T.
     Chiaraluce            20,874         16%       $22.25      04/23/09        $292,086        $740,207
                           14,349         11%       $33.50      12/08/09        $302,302        $766,097
---------------------------------------------------------------------------------------------------------------
  David C. Benoit          10,098          8%       $22.25      04/23/09        $141,299        $358,082
                            7,872          6%       $33.50      12/08/09        $165,846        $420,288
---------------------------------------------------------------------------------------------------------------
  James R. McQueen         10,098          8%       $22.25      04/23/09        $141,299        $358,082
                            6,942          5%       $33.50      12/08/09        $146,253        $370,635
---------------------------------------------------------------------------------------------------------------
  Terrance P. O'Neill      10,098          8%       $22.25      04/23/09        $141,299        $358,082
                            6,942          5%       $33.50      12/08/09        $146,253        $370,635
---------------------------------------------------------------------------------------------------------------
  Maureen P. Westbrook     10,098          8%       $22.25      04/23/09        $141,299        $358,082
                            6,942          5%       $33.50      12/08/09        $146,253        $370,635

(1) Options granted vest ratably over five years on each of the first five anniversary dates of the grant date.

(2) The dollar amounts under these columns are the result of calculations assuming 5 percent and 10 percent growth rates as set by the Securities and Exchange Commission and therefore are not intended to forecast future price appreciation, if any, of the Company's Common Stock. The "realizable value" is based upon 10 years of appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information with respect to the individuals named in the Summary Compensation Table regarding options held as of December 31, 1999.

                                                         Number of Securities    Value of Unexercised
                                                        Underlying Unexercised       In-The-Money
                               Shares                     Options at Fiscal       Options at Fiscal
                              Acquired       Value           Year End(#)            Year-End($)(1)
                             on Exercise    Realized         Exercisable/            Exercisable/
           Name                  (#)          ($)           Unexercisable           Unexercisable
  Marshall T. Chiaraluce         -0-          -0-              0/35,223             $0.00/$187,866
-----------------------------------------------------------------------------------------------------
  David C. Benoit                -0-          -0-              0/17,970             $0.00/$90,882
-----------------------------------------------------------------------------------------------------
  James R. McQueen               -0-          -0-              0/17,040             $0.00/$90,882
-----------------------------------------------------------------------------------------------------
  Terrance P. O'Neill            -0-          -0-              0/17,040             $0.00/$90,882
-----------------------------------------------------------------------------------------------------
  Maureen P. Westbrook           -0-          -0-              0/17,040             $0.00/$90,882

Note:  No options were eligible to be exercised in 1999.

(1) Based on the fair market value of the Company's Common Stock as of December 31, 1999 ($32.00) less the exercise price of the option

RETIREMENT PLANS

     All employees and officers of The Connecticut Water Company are entitled to participate in The Connecticut Water Company Employees' Retirement Plan (the "Retirement Plan"), a non-contributory, qualified defined benefit plan. Retirement benefits are based on years of credited service and average annual earnings, which is defined to mean the highest average regular basic compensation received by an individual from the Company and The Connecticut Water Company during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees' Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by The Connecticut Water Company for the benefit of all employees covered by the Retirement Plan.

     The Internal Revenue Code of 1986, as amended (the "IRC), imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, The Connecticut Water Company has entered into individual supplemental executive retirement agreements with certain executives, including all of the current executive officers named in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan. As of December 31, 1999, the estimated years of credited service under the Retirement Plan for Messrs. Chiaraluce, Benoit, McQueen and O'Neill were 8, 4, 34 and 19, respectively, and for Ms. Westbrook 11 years.

     Examples of the annual benefit payable under the Retirement Plan and the supplemental executive retirement agreements, based on a straight life annuity, are presented in the table below.

           HIGHEST AVERAGE ANNUAL
             COMPENSATION DURING               ANNUAL
            60 CONSECUTIVE MONTHS              BENEFIT
      $100,000...............................  $ 60,000
       125,000...............................    75,000
       160,000...............................    96,000
       170,000...............................   102,000
       200,000...............................   120,000
       225,000...............................   135,000
       250,000...............................   150,000
       275,000...............................   165,000
       300,000...............................   180,000

     In the case of each of Mr. Chiaraluce and Mr. Benoit, the annual benefit amounts are reduced by benefits payable under the retirement plan of a prior employer.

EMPLOYMENT CONTRACTS, CHANGE-IN-CONTROL, AND TERMINATION ARRANGEMENTS

     The Company and The Connecticut Water Company have entered into Amended and Restated Employment Agreements with Messrs. Chiaraluce, Benoit, McQueen and O'Neill and Ms. Westbrook. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change in control of the Company. The agreements do not become effective until a change in control occurs (the "Effective Date"). A change in control is deemed to occur when (i) any person, other than the Company, The Connecticut Water Company or any employee benefit plan sponsored by the Company or The Connecticut Water Company, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the common stock of the Company or The Connecticut Water Company; (ii) the stockholders of the Company or The Connecticut Water Company approve (A) any consolidation or merger of the Company or The Connecticut Water Company in which the Company or The Connecticut Water Company is not the continuing or surviving corporation (other than a merger of the Company or The Connecticut Water Company in which holders of the common stock of the Company or The Connecticut Water Company have the same proportionate ownership of common stock of the surviving corporation) or pursuant to which the common stock of the Company or The Connecticut Water Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or The Connecticut Water Company;
(iii) there is a change in the majority of the Board of Directors of the Company or The Connecticut Water Company (the "Board") during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change in control has occurred.

     As of the Effective Date, The Connecticut Water Company agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements is paid by The Connecticut Water Company and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause (ii) of the definition of change in control above, a stay-on bonus equal to the executive's then-current base salary, plus an amount equal to the target bonus under The Connecticut Water Company's Officers Incentive Program for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive's employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the employer for any reason other than for cause, death or attainment of age 65, or if employment is terminated because of the executive's disability or if the executive voluntarily terminates employment prior to such date for good reason.

     If the executive's employment is terminated for cause or by reason of the executive's death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of The Connecticut Water Company under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or nonqualified retirement or deferred compensation plans maintained by The Connecticut Water Company; provided, that if the executive's employment is terminated by reason of the executive's death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive's beneficiary or estate.

     If the executive's employment is terminated for any reason other than cause, death or attainment of age 65, or if the executive's employment is terminated by reason of the executive's disability, or if the executive voluntarily terminates employment for good reason, the obligations of The Connecticut Water Company are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive's covenants regarding confidential information and non-competition (the "Covenants"), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the "Covenant Value"), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) -- (ix) below (the "Termination Benefits"); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of The Connecticut Water Company for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under The Connecticut Water Company's qualified defined benefit retirement plan and under any nonqualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive's employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by The Connecticut Water Company or the Company; (vii) all life, health, disability and similar welfare benefit plans and programs of

The Connecticut Water Company for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.

     In addition to the above, the executive will become fully vested in any form of compensation previously granted, such as restricted stock options, and performance share awards.

     In the event that any payment or benefit received or to be received by the executive under the agreement would be an "excess parachute payment", as defined in IRC Section 280G, and subject to the federal excise tax imposed by IRC
Section 4999, then the payment or benefit will be reduced to the extent necessary to avoid the application of such excise tax, but only if such reduction would result in the executive's receipt of a greater payment or benefit on an after-tax basis than would have been receivable had such excise tax been paid.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for making recommendations to the Board on executive compensation and administering the Company's Performance Stock Program.

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's executive compensation plan is designed to align executive compensation with the Company's and/or The Connecticut Water Company's strategic business planning, which includes management initiatives and business financial performance. Through this process the Compensation Committee has established a program to:

- Attract and retain key executives critical to the long-term success of the Company.

- Reward executives for the accomplishment of strategic goals which reflect customer service and satisfaction as well as the enhancement of shareholder value.

- Integrate compensation programs with both The Connecticut Water Company's annual performance review and the Company's and/or The Connecticut Water Company's strategic planning and measuring processes.

- Support a performance-oriented environment that rewards performance with respect to overall performance goals and performance on individual goals for each participant in the plan.

EXECUTIVE COMPENSATION PROGRAM

     The Company's Compensation Program in 1999 consisted of three components: base salary, annual incentive compensation and stock options. The annual compensation consists of a base salary and incentive compensation consists of any Common Stock awarded through the Performance Stock Program. The Compensation Committee recommends a salary range and a level of salary for executive officers. The Compensation Committee determines the salary or salary range, incentive compensation and stock options based upon competitive norms from periodic studies of a peer group of other water companies. Actual salary changes are based upon such norms and upon performance. Incentive compensation is provided through the Performance Stock Program.(1) The Compensation Committee also reviews and approves the participation of executive officers of The Connecticut Water Company under the Performance Stock Program and the granting of stock options under the program. The Compensation Committee also approves the award value of Performance Stock each year as a percentage of base salary and the basis for judging performance over the following year.

     Each year, the Committee determines the maximum incentive award for each participant, which is generally based on a percentage of the salary range midpoint for the participant. The Committee also establishes corporate and individual performance measures for the chief executive officer and other executive officers based upon strategic priorities for the purpose of determining the percentage of maximum incentive award a participant is entitled to receive. The Committee may also determine the relative weights to be given to corporate and individual goals.

     Performance Stock awards for 1998 were based on whether the Company and/or The Connecticut Water Company had met certain goals based on objective performance criteria and attainment by participants of individual goals. The criteria for the 1999 awards were based on The Connecticut Water Company's customer value rating and water quality measures, the Company's return on equity, other service and financial measures, and

---------------

(1) The Performance Stock Program provides for an aggregate maximum of up to 300,000 shares of Common Stock of the Company to be issued as either stock option grants or awards of restricted stock to eligible employees. An award of a share of restricted stock is an award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the award relates and the continued employment of the participant with the Company or any majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to receive dividends, except that the participant does not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period. Commencing with 1997 awards, the Program was amended to permit participants to defer income taxation of all or a portion of such restricted stock awards by electing instead to receive "performance shares" at the end of a chosen deferral period. Until the end of the deferral period, a participant holding performance shares has no rights as a shareholder of the Company. However, dividend equivalents are credited to such participant as additional performance shares. The Performance Stock Program was amended and restated, effective April 23, 1999, at which time the Program authorized the Compensation Committee to also issue stock options to eligible employees.

corporate goals. The Compensation Committee has approved and implemented an award program for 2000 based upon similar criteria and corporate goals.

     Awards granted as annual incentive compensation are payable in restricted shares of the Company's Common Stock or, at the election of a participant, deferred "performance shares". Any shares awarded are subject to certain transfer restrictions imposed by the Committee. Each executive has a threshold, target and maximum incentive amount expressed as a percentage of the salary range midpoint. In 1999, these amounts were 15 percent, 30 percent and 45 percent, respectively, of the salary midpoint for the chief executive officer, and 10 percent, 20 percent and 30 percent, respectively, for the other executive officers. The plan is intended to pay fully competitive annual cash compensation when performance against goals matches the target level. Based on a December 31, 1999 closing price, the Committee awarded $71,168 to Mr. Chiaraluce and $28,640 individually to Messrs. Benoit, McQueen, and O'Neill and Ms. Westbrook. Mr. Chiaraluce elected to defer his award in performance stock only; Mr. Benoit and Mr. McQueen elected to receive their awards split between restricted and performance stock; and Mr. O'Neill and Ms. Westbrook elected to receive their award in restricted stock only.

     At the end of each fiscal year, the Committee reviews a management report on results versus goals and meets with the chief executive officer to evaluate the performance of the other executive officers. The Committee also meets in the absence of the chief executive officer to evaluate his performance. This performance, expressed as a percentage with threshold (80%), expected (100%), and maximum probable (120%), is used in the determination of annual restricted stock amounts. The Committee has the authority to modify the mathematical results of applying the terms of the Program when the Committee, exercising sound business judgment, deems it prudent to do so.

     Also under the Performance Stock Program, the Committee has the authority to award stock options to executive officers and other key employees. The ability to grant a variety of awards enables the Committee to respond to changing strategic, competitive, regulatory, tax and accounting forces in an efficient manner. Over time and through the use of the grant of awards, the Committee intends to grant options based on competitive norms and achieve the objective of having the executive officers and other senior management become significant shareholders of the Company so that their interests are aligned with the interests of the Company's other shareholders.

     Executive officers may also participate in the Company's Savings and Investment 401(k) Plan and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee determined the compensation for 1999 of Mr. Chiaraluce, the Chief Executive Officer ("CEO"), based upon a number of factors and criteria, including a review of the total compensation package of Chief Executive Officers for similar companies of comparable size and capitalization and a review by the Compensation Committee of the CEO's performance. The Compensation Committee approved the CEO's participation in the Program for 1999. The Committee noted the continued efforts of Mr. Chiaraluce to avoid having The Connecticut Water Company request a general rate increase while achieving consistently higher earnings and increasing shareholder value during his 8 years as CEO. Mr. Chiaraluce was awarded 57.5% of the Common Stock allocated to him under the Performance Stock Program in 1999 (2,224 of 3,870 shares originally allocated) based upon his actual performance as measured against pre-established objectives identified by the Committee. Mr. Chiaraluce also received stock option grants in 1999 of 35,223 options, in each case exercisable at a price equal to the market price of the Company's Common Stock on the date of the grant.

                             COMPENSATION COMMITTEE

                            Robert F. Neal, Chairman
                             Francis E. Baker, Jr.
                             Harold E. Bigler, Jr.
                                Marcia L. Hincks
                                Donald B. Wilbur

PERFORMANCE COMPARISON GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return for each of the years 1994 -- 1999 on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total shareholder return of companies in the Standard & Poor's 500 Stock Index and the Standard & Poor's Utilities Index.
[Performance Graph]

                                             CONNECTICUT WATER SERVICE,
                                                        INC.                STANDARD & POOR'S 500     STANDARD & POOR'S UTILITIES
                                             --------------------------     ---------------------     ---------------------------
1994                                                   100.00                      100.00                        100.00
1995                                                   129.00                      138.00                        142.00
1996                                                   146.00                      169.00                        146.00
1997                                                   172.00                      226.00                        183.00
1998                                                   225.00                      290.00                        210.00
1999                                                   279.00                      351.00                        191.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The table below shows the amount of the Company's voting securities owned by directors, nominees, the named executive officers and beneficial owners of more than 5% of a class of the Company's voting securities.

----------------------------------------------------------------------------------------------------
                                                                         Amount           Percent
      Title of                           Name of                      Beneficially           of
        Class                       Beneficial Owner                    Owned(1)           Class
----------------------------------------------------------------------------------------------------
 Common                OUTSIDE DIRECTORS
 Stock                 Francis E. Baker, Jr.                                288               *
                       -----------------------------------------------------------------------------
                       Harold E. Bigler, Jr.                              3,500               *
                       -----------------------------------------------------------------------------
                       Mary Ann Hanley                                      200               *
                       -----------------------------------------------------------------------------
                       Marcia L. Hincks                                     520               *
                       -----------------------------------------------------------------------------
                       Ronald D. Lengyel                                    750               *
                       -----------------------------------------------------------------------------
                       Rudolph Luginbuhl                                    450               *
                       -----------------------------------------------------------------------------
                       Harvey G. Moger                                    3,517               *
                       -----------------------------------------------------------------------------
                       Robert F. Neal                                     1,000               *
                       -----------------------------------------------------------------------------
                       Warren E. Packard                                    700               *
                       -----------------------------------------------------------------------------
                       Arthur C. Reeds                                      300               *
                       -----------------------------------------------------------------------------
                       Donald B. Wilbur                                   1,298               *
                       -----------------------------------------------------------------------------
                       EXECUTIVE OFFICERS
                       Marshall T. Chiaraluce (& director)(2)            17,940               *
                       -----------------------------------------------------------------------------
                       David C. Benoit(3)                                 4,881               *
                       -----------------------------------------------------------------------------
                       James R. McQueen(4)                                6,161               *
                       -----------------------------------------------------------------------------
                       Terrance P. O'Neill(5)                             3,663               *
                       -----------------------------------------------------------------------------
                       Maureen P. Westbrook(6)                            2,774               *
                       -----------------------------------------------------------------------------
                       Directors and Executive Officers as a Group       47,942               *
                       -----------------------------------------------------------------------------
                       DIRECTOR NOMINEES
                       Roger Engle                                       10,539               *
                       -----------------------------------------------------------------------------
                       Lisa Thibdaue                                        200               *
----------------------------------------------------------------------------------------------------
$.90 Cumulative        None                                                  --
Preferred Stock, $16
par value
----------------------------------------------------------------------------------------------------
Cumulative Preferred   Herbert Johnson                                      900              6%
Stock -- Series A,     Annabelle Johnson
$20 par value          35 Carter Street,
                       Bolton, CT 06043
                       -----------------------------------------------------------------------------
                       Francis J. Prichard, Jr.                             900              6%
                       Main Street, Box 379,
                       Ellington, CT 06029
----------------------------------------------------------------------------------------------------

 *   Indicates ownership of less than one percent of the class of securities.

(1) All amounts owned are as of February 17, 2000.

(2) Includes 7,644 unrestricted and 3,229 restricted performance share units under the Company's Performance Stock Program.

(3) Includes 1,390 unrestricted and 738 restricted performance share units and 738 shares of restricted stock under the Company's Performance Stock Program.

(4) Includes 1,879 unrestricted and 911 restricted performance share units and 391 shares of restricted stock under the Company's Performance Stock Program.

(5) Includes 1,302 shares of restricted stock under the Company's Performance Stock Program.

(6) Includes 1,302 shares of restricted stock under the Company's Performance Stock Program.

PROPOSAL (2) -- APPOINTMENT OF AUDITORS

     Arthur Andersen LLP served as independent auditors for the Company and The Connecticut Water Company for the calendar year ending December 31, 1999. One or more representatives of Arthur Andersen LLP will attend the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     It is intended that unless otherwise specified, proxies will be voted in favor of the appointment of Arthur Andersen LLP, independent public accountants, of Hartford, Connecticut, as independent auditors for the Company and The Connecticut Water Company for the calendar year ending December 31, 2000. The Company's Audit Committee has recommended that Arthur Andersen LLP be so appointed. Arthur Andersen LLP has no direct or indirect financial interest in the Company. Proposal (2) will be approved if the votes cast at the meeting favoring the appointment of Arthur Andersen LLP exceed the votes cast opposing such appointment. Broker non-votes and abstentions are not counted as votes cast and, therefore, have no effect.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL (2).

OTHER MATTERS

     The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 2001 ANNUAL MEETING

     For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2001 Annual Meeting of Shareholders is December 28, 2000. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

     In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2001 must be received by the Company no later than November 17, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders.

                                           /s/ Michelle G. DiAcri
                                           Michele G. DiAcri
                                           Corporate Secretary

March 17, 2000

     THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF FORM 10-K WAS SENT TO EACH SHAREHOLDER OF RECORD AS OF MARCH 1, 2000. ADDITIONAL COPIES OF THE 1999 ANNUAL REPORT ON FORM 10-K FILED BY THE COMPANY, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, BUT WITHOUT EXHIBITS, CAN BE MAILED WITHOUT CHARGE TO ANY SHAREHOLDER. THE EXHIBITS ARE OBTAINABLE FROM THE COMPANY UPON PAYMENT OF THE REASONABLE COST OF COPYING SUCH EXHIBITS. SHAREHOLDERS CAN REQUEST THIS INFORMATION BY PHONE AT 1-800-428-3985, EXT. 305, OR BY MAIL TO MICHELE G. DIACRI, CORPORATE SECRETARY, CONNECTICUT WATER SERVICE, INC., 93 WEST MAIN STREET, CLINTON, CONNECTICUT 06413.

     MAP TO CONNECTICUT WATER SERVICE, INC. ANNUAL MEETING OF SHAREHOLDERS
            AUDITORIUM, MASHANTUCKET PEQUOT MUSEUM & RESEARCH CENTER
                           MASHANTUCKET, CONNECTICUT

FROM HARTFORD
Follow Route 2 East, take Exit 28 South to Route 395 South. From Route 395 South, take Exit 79A to Route 2A East, crossing the Mohegan-Pequot Bridge. Continue along Route 2A East, which leads into Route 2 East. Continue past the main entrance to Foxwoods Resort Casino on the right, and take a right at the next traffic light onto Route 214. Drive 3/10 mile and turn right onto the Pequot Trail. The Public Safety Building will be on the left. Continue until you reach the museum parking lot.

FROM NYC/NEW HAVEN
Follow Route 95 North to Exit 92. At Exit 92, take a left onto Route 2 West. Stay on Route 2 West for 7 miles. Turn left onto Route 214, drive 3/10 mile, turn right onto Pequot Trail. The Public Safety Building will be on the left. Continue until you reach the museum parking lot.

FROM RHODE ISLAND AND POINTS NORTH
Follow Route 95 South to Exit 92. At the Exit, go to the second stop sign and take a right onto Route 2 West. Stay on Route 2 West for 7 miles. Turn left onto Route 214, drive 3/10 mile, turn right onto Pequot Trail. The Public Safety Building will be on the left. Continue until you reach the museum parking lot.

                               [Map & directions]

                             Friday, April 28, 2000

               Meeting begins at 2:00 PM -- Doors open at 1:30 PM

    If you plan to attend the meeting, please call 1-800-428-3985, Ext. 305